INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 2-90309, of our report dated February 12, 1998, on the financial statements of Carillon Fund, Inc., and to the reference to us under the captions "Financial Highlights" and "Independent Auditors" appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/Deloitte & Touch LLP

DELOITTE & TOUCH LLP

Dayton, Ohio
April 27, 1998